Exhibit (h)(2)(b)

Addendum to Amended and Restated Transfer Agency and Services Agreement

Dated June 3, 2009

Between

ALPS Fund Services, Inc.

and

Forward Funds

THIS ADDENDUM is made as of June 26, 2009, by and between ALPS Fund Services, Inc. (“ALPS”), and Forward Funds (the “Fund”).

WHEREAS, ALPS and the Fund have entered into an Amended and Restated Transfer Agency and Services Agreement (the “Agreement”) dated June 3, 2009 and effective June 15, 2009;

WHEREAS, effective June 26, 2009, the Forward Mini-Cap Fund (“Mini-Cap Fund”) merged into the Forward Small Cap Equity Fund, each a series of the Fund;

WHEREAS, in light of the foregoing, ALPS and the Fund wish to modify the provisions of the Agreement to reflect the removal of the Mini-Cap Fund.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Schedule A-1 – List of Portfolios. Schedule A-1 is replaced in its entirety with the attached Schedule I-A.

2.	Remainder of the Agreement. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Addendum has been executed by a duly authorized representative of each of the parties hereto as of the date of the Addendum first set forth above.

ALPS Fund Services, Inc.		Forward Funds

By:		By:
Name:	Jeremy O. May	Name:
Title:	President	Title:

SCHEDULE A-1

To the Amended and Restated Transfer Agency and Service Agreement

Forward Series Portfolios and Classes List

As of June 26, 2009

Portfolio	Open Classes of Shares
Forward Banking and Finance Fund	Class A Class C

Forward Emerging Markets Fund	Investor Class Institutional Class

Forward Global Infrastructure Fund	Institutional Class Class A Class B Class C

Forward Growth Fund	Institutional Class Class A Class C

Forward HITR Fund	[1]

Forward International Equity Fund	Investor Class Institutional Class

Forward International Fixed Income Fund	Investor Class Institutional Class Class C

Forward International Real Estate Fund	Institutional Class Class A Class B Class C

Forward International Small Companies Fund	Investor Class Institutional Class Class A

Forward Large Cap Equity Fund	Institutional Class Class A

Forward Legato Fund	Investor Class Institutional Class Class A

Forward Long/Short Credit Analysis Fund	Investor Class Institutional Class Class C

Forward Real Estate Fund	Investor Class Institutional Class Class A Class C

[1]	The Forward HITR Fund is not yet operational. Once operational, the open share classes will be added and the Fund will incur charges in accordance with Schedule B.

Forward Select Income Fund	Institutional Class Class A Class B Class C

Forward Small Cap Equity Fund	Investor Class Institutional Class Class A

Forward Tactical Growth Fund	[2]

Forward Strategic Realty Fund	Institutional Class Class A Class B Class C

[2]	The Forward Tactical Growth Fund is not yet operational. Once operational, the open share classes will be added and the Fund will incur charges in accordance with Schedule B.